Contact: Whirlpool Corporation
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Whirlpool Corporation nominates Jennifer LaClair
to 2020 Board of Directors

BENTON HARBOR, Mich., Feb. 18, 2020 - Whirlpool Corporation announced that Jennifer LaClair has been nominated for election to its Board of Directors at its Annual Meeting of Stockholders on April 21, 2020.

LaClair is the Chief Financial Officer of Ally Financial and a member of the firm’s executive council. As CFO, her responsibilities include oversight of Ally’s finance, accounting, capital markets, treasury, investor relations, modeling and analytics and supply chain.

“Jenn is a highly respected leader in the financial services industry. Her unique experience and perspective will be a valuable asset to the board of directors as Whirlpool Corporation forges ahead in our pursuit to constantly improve life at home,” said CEO Marc Bitzer.

Prior to joining Ally Financial in December 2017, LaClair spent ten years at PNC Financial Services. Most recently, she served as the head of business banking where she was charged with setting strategy, driving performance and managing risk. Prior to this role she held a number of senior positions at the company and served as the chief financial officer across all of PNC’s business lines. Previously she was a consultant at McKinsey and Company, focused on strategy and operations.

“Whirlpool Corporation’s ability to successfully navigate a dynamic environment by leveraging its iconic brands and global scale to deliver innovative products to its customers has been truly impressive,” said LaClair. “I’m thrilled to be nominated to join the board of a company with a strong customer focus and a terrific culture. I look forward to sharing my financial and operational experience to help guide Whirlpool Corporation as it executes on its strategic priorities.”

LaClair’s nomination marks the first time in Whirlpool Corporation history that the slate of board nominees will have four women members. Achieving 30 percent female representation on the Board of Directors reinforces Whirlpool’s commitment to Inclusion & Diversity, which has been a core value of the company for decades.

Board members William D. Perez and Michael F. Johnston will be retiring at the end of their term after 10 and 16 years of service, respectively.

“I’d like to thank William D. Perez and Michael F. Johnston, for their considerable contribution to Whirlpool Corporation during their respective time on the Board of Directors,” said Bitzer. “Their leadership carried Whirlpool through significant milestones that drove our company to the leading position we hold today.”

Current members of the board that have also been nominated for re-election are Marc R. Bitzer, Samuel R. Allen, Greg Creed, Gary T. DiCamillo, Diane M. Dietz, Gerri T. Elliott, John D. Liu, James M. Loree, Harish Manwani, Patricia K. Poppe, Larry O. Spencer, Michael D. White.

About Whirlpool Corporation
Whirlpool Corporation (NYSE: WHR) is the leading major appliance manufacturer in the world, with approximately $20 billion in annual sales, 77,000 employees and 59 manufacturing and technology research centers in 2019. The company markets Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir,

Indesit and other major brand names in nearly every country throughout the world. Additional information about the company can be found at whirlpoolcorp.com.

Additional Information
Whirlpool Corporation (“Whirlpool”) plans to file a proxy statement and accompanying solicitation materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The proxy statement will contain important information about Whirlpool, the Annual Meeting, and related matters. Stockholders are urged to read the proxy statement and the accompanying solicitation materials when they become available because these documents will contain important information.
Whirlpool, its directors, and certain of its executive officers and other agents may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Annual Meeting. Information regarding the names of Whirlpool’s directors, nominees, and executive officers and their respective interests in Whirlpool is set forth in Whirlpool’s annual report on Form 10-K and will be set forth in the proxy statement and accompanying solicitation materials and in their respective Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC after the date set forth in the proxy statement. These documents (when they become available), are available free of charge on the SEC’s website at www.sec.gov or by visiting Whirlpool’s Investor Relations website at investors.whirlpoolcorp.com.